Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

The Dreyfus/Laurel Funds Trust:

We consent to the use of our report dated July 26, 2012, pertaining to Dreyfus Emerging Markets Debt Local Currency Fund (a series of The Dreyfus/Laurel Funds Trust), incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

/s/KPMG LLP

September 27, 2012

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

The Dreyfus/Laurel Funds Trust:

We consent to the use of our report dated July 26, 2012, pertaining to Dreyfus Equity Income Fund (a series of The Dreyfus/Laurel Funds Trust), incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

/s/KPMG LLP

September 27, 2012